UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 18, 2025

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BANK OF THE JAMES FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

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Virginia	001-35402	20-0500300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

828 Main Street, Lynchburg, VA		24504
(Address of Principal Executive Offices)		(Zip code)

Registrant’s telephone number, including area code		(434) 846-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $2.14 par value	BOTJ	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement.

On August 18, 2025, Bank of the James Financial Group, Inc. (the “Company”) entered into a Second Note Modification Agreement and Allonge (the “Second Allonge”) with The National Bank of Blacksburg (“NBB”) with respect to that certain Secured Promissory Note dated December 29, 2021 (the “NBB Note”), as previously modified on June 30, 2022. The Second Allonge is effective as of September 1, 2025.

The NBB Note was originally issued in the principal amount of $11,000,000, and the proceeds of the borrowing were used in part to finance the acquisition of Pettyjohn, Wood & White, Inc., the Company’s wholly-owned investment advisory subsidiary.

The Second Allonge amends the NBB Note to, among other things:

1.Extend the maturity date to August 31, 2030 (from December 31, 2026).

2.Adjust the interest rate to 5.65% per annum (from 3.90%).

3.Re-amortize the repayment schedule, requiring 240 equal monthly installments of principal and interest beginning September 30, 2025, in the amount of approximately $61,000 per month (from approximately $81,000), with a final balloon payment of approximately $7,410,000 due at maturity.

4.Provide the Company with the option to recast the amortization schedule in the event of a prepayment of $1,000,000 or more, such that the remaining principal would be re-amortized over the original amortization period without changing the maturity date or interest rate.

As of August 31, 2025, the outstanding principal balance of the NBB Note was approximately $8.9 million. The NBB Note continues to be secured by a first-priority lien on approximately 4.95% of the Bank’s common stock.

The foregoing description of the Second Allonge is a summary and is qualified in its entirety by reference to the full text of the Second Allonge, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Second Allonge is incorporated herein by reference.

Pursuant to the Second Allonge, the maturity date of the Company’s outstanding indebtedness to NBB was extended to August 31, 2030, the applicable interest rate was adjusted to 5.65% per annum effective September 1, 2025, and the repayment schedule was modified to provide for equal monthly installments of principal and interest of approximately $61,000 through maturity, with a final balloon payment of approximately $7.4 million due at maturity. In addition, the Company obtained the right to request a one-time recast of the amortization schedule in connection with a prepayment of $1.0 million or more.

As of August 31, 2025, the outstanding principal balance of the indebtedness was approximately $8.9 million. The Company’s obligations remain secured by a first-priority lien on approximately 4.95% of the Bank’s common stock.

Item 9.01 - Financial Statements and Exhibits

(a) Financial statements of businesses acquired – not applicable

(b) Pro forma financial information – not applicable

(c) Shell company transactions – not applicable

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Second Note Modification Agreement and Allonge to Secured Promissory Note, dated September 1, 2025, between Bank of the James Financial Group, Inc. and The National Bank of Blacksburg.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2025

BANK OF THE JAMES FINANCIAL GROUP, INC.

By /s/ J. Todd Scruggs J. Todd Scruggs Secretary-Treasurer

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